 Exhibit 4.3

SUPPLEMENT NO. 13 TO MASTER INDENTURE

THIS SUPPLEMENT NO. 13 TO MASTER INDENTURE, dated as of March 1, 2011 (this “Supplement”), is between GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Indenture Trustee”).

BACKGROUND

WHEREAS, the Issuer and the Indenture Trustee (as successor in interest to Wilmington Trust Company) are parties to a Master Indenture, dated as of August 12, 2004, as amended by Supplement No. 1 to Master Indenture, dated as of May 25, 2005, Supplement No. 2 to Master Indenture, dated as of April 28, 2006, Supplement No. 3 to Master Indenture, dated as of June 30, 2006, Supplement No. 4 to Master Indenture, dated as of August 10, 2006, Supplement No. 5 to Master Indenture, dated as of November 9, 2006, Supplement No. 6 to Master Indenture, dated as of May 31, 2007, Supplement No. 7 to Master Indenture, dated as of August 2, 2007, Supplement No. 8 to Master Indenture, dated as of June 6, 2008, Supplement No. 9 to Master Indenture, dated as of December 30, 2008, Supplement No. 10 to Master Indenture, dated as of June 26, 2009, Supplement No. 11 to Master Indenture, dated as of August 5, 2009 and Supplement No. 12 to Master Indenture, dated as of December 6, 2010 (as so amended, the “Master Indenture”);

WHEREAS, the parties hereto desire to amend the Master Indenture as set forth herein; and

WHEREAS, this Supplement is being entered into pursuant to Section 9.1(b) of the Indenture, and all conditions precedent to the execution of this Supplement, as set forth in such Section 9.1(b), have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Definitions.  Capitalized terms defined in the Indenture and used but not otherwise defined herein have the meanings given to them in the Indenture.

SECTION 2.  Amendments to Indenture.

(a)           The following definition shall be added to Section 1.1 of the Indenture in the appropriate alphabetical order:

““Regulation AB” means 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1506 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Supplement No. 13 to Master Indenture

““Syndicated Financing Agreement” means any Wholesale Financing Agreement, Accounts Receivable Financing Agreement or Asset Based Lending Financing Agreement among a Dealer and a syndicate of lenders, including an Originator; provided, that such Originator’s interest in the Receivables and related Collateral Security subject to such agreement is senior or pari passu in all respects with the interest of each lender party to such agreement.”

(b)           The definition of “Financing Agreement” in Section 1.1 of the Indenture is amended and restated in its entirety to read as follows:

““Financing Agreement” means a Wholesale Financing Agreement, Accounts Receivable Financing Agreement or Asset Based Lending Financing Agreement, including, for the avoidance of doubt, any such agreement that is a Syndicated Financing Agreement.”

(c)           The definition of “Permitted Encumbrances” in Section 1.1 of the Indenture is amended and restated to read in its entire as follows:

““Permitted Encumbrances” means the following: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; (c) presently existing or hereinafter created Liens in favor of, or created by, Issuer; (d) any Lien created or permitted by any Related Document; (e) any Lien created by any Participation Agreement; (f) any Lien created by any Syndicated Financing Agreement; and (g) any security interests in Products or Accounts Receivable that are subordinate to the security interests securing the related Receivables.”

(d)           Section 6.17 of the Indenture is hereby amended by adding the following new clause (c) immediately following the end of such section:

“(c) The Indenture Trustee shall, upon request from GE Commercial Distribution Finance Corporation or the Transferor, promptly furnish to such requesting party such information as may be necessary for the requesting party to comply with Rule 15Ga-1 under the Securities Exchange Act and Items 1104(e) and 1121(c) of Regulation AB.”

SECTION 3.  Representations and Warranties.  In order to induce the parties hereto to enter into this Supplement, each of the parties hereto represents and warrants unto the other parties hereto as follows:

(a)           Due Authorization, Non Contravention, etc.  The execution, delivery and performance by such party of this Supplement are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

Supplement No. 13 to Master Indenture

(b)           Validity, etc.  This Supplement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 4.  Binding Effect; Ratification.

(a)           This Supplement shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)           The Master Indenture, as supplemented hereby, remains in full force and effect.  On and after the date hereof, each reference in the Master Indenture to “this Indenture”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Master Indenture, shall mean and be a reference to such Master Indenture, as supplemented hereby.

(c)           Except as expressly supplemented hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5.  Miscellaneous.

(a)           THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)           EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 OF THE MASTER INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)           Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement or any provision hereof.

(e)           This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)           BNY Mellon Trust of Delaware acts solely as the Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Supplement shall look only to the Trust Estate for payment or satisfaction thereof.

Supplement No. 13 to Master Indenture

(g)           Executed counterparts of this Supplement may be delivered electronically.

[Signature Page Follows]

Supplement No. 13 to Master Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

GE DEALER FLOORPLAN MASTER
NOTE TRUST

By:  BNY MELLON TRUST OF DELAWARE,
not in its individual capacity, but solely on behalf of the Issuer

By: /s/ Kristine K. Gullo
Name:  Kristine K. Gullo
Title:  Vice President

Supplement No. 13 to Master Indenture

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DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity, but solely as the
Indenture Trustee

By: /s/ Mark Esposito
Name:  Mark Esposito

Title:  Associate

By: /s/ Louis Bodi
Name:  Louis Bodi
Title:   Vice President

Supplement No. 13 to Master Indenture

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